Exhibit 99.1

{deltathree logo]

             DELTATHREE REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

    Third Quarter 2004 Revenues Rise 67% Year-Over-Year and 18% Sequentially

NEW YORK, NY - OCTOBER 28, 2004 - DELTATHREE, INC. (NASDAQSC: DDDC), a leading provider of SIP-based hosted communications solutions for service providers and consumers worldwide, today announced financial results for the third quarter ended September 30, 2004.

                          THIRD QUARTER 2004 HIGHLIGHTS

o Revenues increased 67% versus third quarter 2003 to $5.5 million, up 18% sequentially.

o Net loss reduced 64% versus third quarter 2003 to $671,000 or ($0.02) per share.

o EPS meets management guidance and revenue exceeds top end of stated guidance range.

o EBITDA loss reduced 80% versus third quarter 2003 to $121,000 or less than one cent per share.

o     Signed milestone service provider agreement with Verizon Communications.

o     Achieved second consecutive quarter of positive cash flow from operations.

Revenues for the third quarter of 2004 were $5.5 million, an increase of $2.2 million, or 67%, from the $3.3 million reported for the third quarter of 2003. In the sequential comparison, third quarter 2004 revenues increased $829,000, or 18%, compared to revenues of $4.7 million reported for the second quarter ended June 30, 2004.

deltathree's net loss for the third quarter of 2004 was $671,000 or ($0.02) per share. The third quarter 2004 net loss reflects a 64% improvement over the third quarter 2003 net loss of $1.9 million, or ($0.06) per share, and a 24% improvement over the second quarter 2004 net loss of $886,000, or ($0.03) per share.

Gross margin for the third quarter of 2004 was 34%, roughly in line with the 35% gross margin recorded in the sequential second quarter or 2004 and below the 40% reported for the third quarter of 2003.

EBITDA (earnings before interest, taxes, depreciation and amortization) loss for the third quarter of 2004 was $121,000 or less than ($0.01) per share, compared to a loss of $603,000 or ($0.02) per share in the third quarter of 2003, an 80% improvement. The third quarter 2004 EBITDA loss reflects a 42% improvement compared to the sequential second quarter of 2004 EBITDA loss of $210,000 or ($0.01) per share.

EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP deltathree Third Quarter 2004
measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included in this press release. All EBITDA figures are exclusive of non-cash employee compensation charges.

As of September 30, 2004, deltathree held approximately $17.2 million in cash, cash equivalents and short-term investments, and had no outstanding debt.

DELTATHREE OPERATIONAL REVIEW

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, "deltathree made significant progress during the third quarter of 2004 as we increased the market penetration of our VoIP solutions among consumers and resellers as well as secured a milestone service provider agreement with Verizon Communications. With revenue growth of 67% year-over-year and 18% sequentially, deltathree experienced strong demand for VoIP services from our core network of global resellers as well as through our direct to consumer iConnectHere.com Internet presence. Our top line gains and our sixteenth consecutive reduction in quarterly net loss complement our progress in reducing deltathree's quarterly EBITDA loss to less then one cent per share during the third quarter.

"With consumer demand for VoIP based telephony services growing, service providers are increasingly seeking ways to integrate and deliver voice services across broadband and cable platforms. On the service provider side, deltathree announced a milestone agreement with Verizon Communications, the largest provider of wireline and wireless communications services in the United States, to support the rollout of Verizon's new nationwide VoiceWing broadband VoIP service. This announcement reflects our success in working with tier one service providers to offer customized services to support the development, integration and rollout of advanced VoIP solutions. To answer this rising interest, we are continuing to target additional first tier service providers. Following our notable achievements in the third quarter, we continue to focus on expanding the market for VoIP services across the consumer, reseller and service provider markets," continued Mr. Zimels.

Paul White, Chief Financial Officer of deltathree, stated, "We are extremely pleased to report a double digit increase in year-over-year and sequential revenue growth. Our top line growth reflects strong end market demand as well as the redeployment of sales and marketing resources which were temporarily shifted to secure the Verizon agreement. While revenues associated with Verizon's VoiceWing launch had an initial impact in the third quarter of 2004, the vast majority of deltathree's revenue growth during the quarter was driven by our global network of resellers and the core iConnectHere consumer service. We continue to expect the Verizon business to ramp up through the fourth quarter of 2004 and more significantly into 2005.

"With strong growth from our reseller and consumer channels as well as rising interest in VoIP applications from the service provider sector, deltathree made relatively minor, but important additional capital investments in its network. The third quarter investment in capital expenditures of $500,000 helps ensure deltathree has the network capacity and redundancy to support estimated growth among our resellers, service providers and direct iConnectHere.com revenue channels through 2005. We remain confident in the future outlook for deltathree's advanced VoIP telephony services and have taken measured steps to ensure the path ahead will accommodate further growth on all fronts. Increased investments in the deltathree network are reflected as a rise in accounts payable in third quarter of 2004. Our focus remains on continuing to build a deltathree Third Quarter 2004
                                   Page 2 of 7
strong foundation for future growth while continuing to execute on our efficiency initiatives and maintaining our lean operating structure," continued Mr. White.

DELTATHREE FINANCIAL GUIDANCE

For the fourth quarter of 2004, deltathree forecasts a quarterly GAAP net loss within the range of ($0.01) per share to ($0.02) per share. deltathree expects sequential revenue growth for the fourth quarter of 2004 to be within the range of 7% to 12%, as compared to revenue for the third quarter of 2004.

CONFERENCE CALL DETAILS

The deltathree third quarter 2004 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, October 28, 2004. Investors are invited to listen to the live call by dialing 1-888-470-0905 in the United States or by dialing 1-303-262-0087 when calling internationally. Investors worldwide can also listen to the call live via deltathree's website, http://www.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate web site.

ABOUT DELTATHREE

Founded in 1996, deltathree is a leading provider of hosted, Session Initiation Protocol (SIP)-based Voice over Internet Protocol (VoIP) products and services. deltathree provides private-label products, including Broadband Phone,
PC-to-Phone, and Phone-to-Phone, as well as back-office services such as billing, operations management, marketing support, and network management, to service providers worldwide. deltathree's consumer division, iConnectHere, provides award-winning VoIP products directly to consumers. Our high quality
Internet telephony solutions are viable and cost-effective alternatives to traditional telephone services.

For   more   information   about    deltathree,    visit   our   web   site   at
http://www.deltathree.com

For   more   information   about   iConnectHere,   visit   our   web   site   at
http://www.iConnectHere.com


EBITDA FINANCIAL DISCLOSURE

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company's operations. deltathree cautions investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree's results with the results from other reporting periods and with the results of other companies.

deltathree Third Quarter 2004
                                   Page 3 of 7

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements.

Among the factors that could cause actual results to differ are the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, deltathree's limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, and other risk factors contained in deltathree's periodic reports on Form 10-K and Forms 10-Q on file with the SEC and available through http://www.sec.gov

DELTATHREE CONTACT:                            INVESTOR RELATIONS CONTACT:
Paul White                                     Erik Knettel
Chief Financial Officer                        The Global Consulting Group (GCG)
(212) 500-4850                                 (646) 284-9415
paul.white@deltathree.com                      eknettel@hfgcg.com

                                 (Tables follow)



deltathree Third Quarter 2004
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

                                DELTATHREE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                        AS OF                 AS OF
                                                                     SEPTEMBER 30,         DECEMBER 31,
                                                                         2004                  2003
                                                                    --------------         ------------
                                                                    (unaudited)
                                                                             ($ IN THOUSANDS)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents....................................           $14,488               $ 1,682
 Short-term investments.......................................             2,715                16,442
 Accounts receivable, net ....................................               819                   363
 Prepaid expenses and other current assets ...................               463                   684
 Inventory ...................................................                71                    60
                                                                       ---------             ---------
    Total current assets......................................            18,556                19,231
                                                                       ---------             ---------
PROPERTY AND EQUIPMENT, NET...................................             4,379                 4,307
                                                                       ---------             ---------
DEPOSITS......................................................               105                   105
                                                                       ---------             ---------
     Total assets.............................................           $23,040               $23,643
                                                                       =========             =========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable.............................................           $ 3,888               $ 2,139
 Deferred revenues ...........................................               316                   172
 Other current liabilities ...................................             2,150                 2,100
                                                                       ---------             ---------
    Total current liabilities.................................             6,354                 4,411
                                                                       ---------             ---------
LONG-TERM LIABILITIES:
 Severance pay obligations ...................................               113                    91
                                                                       ---------             ---------
    Total liabilities.........................................             6,467                 4,502
                                                                       ---------             ---------
STOCKHOLDERS' EQUITY:
 Class A common stock, - par value $0.001.....................                29                    29
 Additional paid-in capital...................................           167,248               167,168
 Accumulated deficit..........................................          (150,494)             (147,846)

Treasury stock at cost: 257,600 shares of Class A common
  stock as of September 30, 2004 and December 31, 2003........              (210)                 (210)
                                                                       ---------             ---------
     Total stockholders' equity...............................            16,573                19,141
                                                                       ---------             ---------
     Total liabilities and stockholders' equity...............           $23,040               $23,643
                                                                       =========             =========


            SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.


deltathree Third Quarter 2004
                                   Page 5 of 7

                                DELTATHREE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                              SEPTEMBER 30,                      SEPTEMBER 30,
                                                         --------------------              ----------------------
                                                         2004            2003              2004              2003
                                                         ----            ----              ----              ----
                                                          (unaudited)                                    (unaudited)
                                                                    ($ IN THOUSANDS, EXCEPT SHARE DATA)

Revenues........................................        $ 5,530         $  3,320          $ 14,837         $  9,277

Costs and operating expenses:
  Cost of revenues..............................          3,665            2,010             9,721            5,827
  Research and development expenses.............            703              562             1,842            1,780
  Selling and marketing expenses................            737              888             2,362            2,542
  General and administrative expenses...........            546              463             1,637            1,602
  Depreciation and amortization ................            619            1,313             2,083            4,444
                                                      ---------         --------         ---------         --------
     Total costs and operating expenses.........          6,270            5,236            17,645           16,195
                                                      ---------         --------         ---------         --------
Loss from operations............................           (740)          (1,916)           (2,808)          (6,918)
Interest income, net............................             81               73               216              219
                                                      ---------         --------         ---------         --------
Loss before income taxes........................           (659)          (1,843)           (2,592)          (6,699)
Income taxes....................................             12               24                56               46
                                                      ---------         --------         ---------         --------
Net loss........................................        $  (671)        $ (1,867)         $ (2,648)        $ (6,745)
                                                      =========         ========         =========         ========

Net loss per share - basic and diluted .........        $ (0.02)        $  (0.06)         $  (0.09)        $  (0.23)
                                                      =========         ========         =========         ========

Weighted average shares outstanding -
      basic and diluted (number of shares)......      29,319,307       28,976,345        29,304,340       28,940,979
                                                      ==========       ==========        ==========       ==========


            SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


deltathree Third Quarter 2004
                                   Page 6 of 7

                                DELTATHREE, INC.
            RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
                       ($ IN THOUSANDS, EXCEPT SHARE DATA)


                                                         THREE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                   ----------------------------
                                                       2004             2003
                                                   ------------    ------------
Net Loss in accordance with generally accepted
accounting principles ..........................   $       (671)   $     (1,867)

Add/(less):
   Depreciation and amortization ...............            619           1,313
   Income taxes ................................             12              24
   Interest Income, net ........................            (81)            (73)
                                                   ------------    ------------


EBITDA* ........................................   $       (121)   $       (603)
                                                   ------------    ------------
EBITDA per share - basic and diluted ...........   $      (0.01)   $      (0.02)
                                                   ------------    ------------
Weighted average shares outstanding -
   basic and diluted (number of shares) ........     29,319,307      28,976,345
                                                   ============    ============

* earnings before interest, taxes, depreciation and amortization deltathree Third Quarter 2004
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